Exhibit 99.1

NEWS RELEASE

IMMEDIATE RELEASE

July 17, 2012

Media Contact:

Doug Shepard

Harte-Hanks, Inc. Corporate Office

Executive Vice President and Chief Financial Officer

(210) 829-9120

doug_shepard@harte-hanks.com

HARTE-HANKS REPORTS PRELIMINARY SECOND QUARTER RESULTS

SAN ANTONIO, TX — Harte-Hanks, Inc. (NYSE: HHS), a worldwide direct and targeted marketing company that provides multichannel direct and digital marketing services and shopper advertising opportunities, today announced preliminary second quarter 2012 financial results.

Total revenues for the second quarter based on currently available information are expected to be between $195 million and $205 million. Diluted earnings per share, excluding the goodwill impairment charge discussed below, are estimated to be in the range of $0.10 to $0.12. Diluted earnings per share, including the goodwill impairment charge discussed below, are estimated to be a loss in the range of ($1.93) to ($1.50). The diluted earnings per share estimates include approximately $0.02 for restructuring charges in both our Direct Marketing and Shoppers businesses. Larry Franklin, Chairman, President and Chief Executive Officer, said, “We are obviously disappointed with these preliminary results. The percentage decline of our Direct Marketing revenues was greater in the second quarter than it was in the 2012 first quarter due to revenue weakness with our high tech, pharmaceutical and financial services customers. Our second quarter Shoppers revenue percentage decrease was slightly worse compared to our 2012 first quarter revenue decrease. This revenue performance is not where we want it.”

These preliminary results are based on management’s initial analysis of operations for the quarter ended June 30, 2012 and subject to the final results for the second quarter, which Harte-Hanks will announce on August 2, 2012. The company anticipates hosting a conference call on Thursday, August 2, 2012 to discuss the final results.

The company tests its goodwill and other intangible assets with indefinite useful lives for impairment as of November 30 of each year and on an interim date should factors or indicators become apparent that would require an interim test. The company assesses the impairment of its goodwill by determining the fair value of each of its reporting units and comparing the fair value to the carrying value for each reporting unit.

As a result of continuing revenue declines in Shoppers and in conjunction with management’s evaluation of the business, the company determined that an interim impairment test of Shoppers was warranted in connection with the preparation of its financial statements for the second quarter of 2012. Because the estimated fair value of Shoppers was less than its related carrying value of $177 million, management determined that the goodwill balance with respect to this reporting unit was impaired. Management presented its conclusions to the Audit Committee and Board of Directors in connection with the preparation of the company’s financial statements for the second quarter, and on July 16, 2012, the company determined that it will be required under generally accepted accounting principles to record a second quarter non-cash pre-tax charge in the range of $150 million to $177 million with respect to the impairment of goodwill and other long-lived assets related to Shoppers. Final calculation of the amount of the charge has not yet been made and is dependent upon evaluations which are ongoing.

This non-cash charge for the impairment of goodwill and other long-lived assets related to Shoppers is not expected to impact the company’s future cash flow, liquidity or compliance with its debt covenants.

About Harte-Hanks®:

Harte-Hanks® is a worldwide direct and targeted marketing company that provides multichannel direct and digital marketing services and shopper advertising opportunities to a wide range of local, regional, national and international consumer and business-to-business marketers. Harte-Hanks Direct Marketing helps its clients obtain insight about their customers through database and marketing analytics. Based on that insight Harte-Hanks Direct Marketing designs, implements and executes multichannel marketing programs on behalf of its clients using direct and digital communications. Harte-Hanks Shoppers is North America’s largest owner, operator, and distributor of shopper products which bring buyers and sellers together at a local level through its proven multichannel offerings, including targeted print, digital advertising, and classifieds. Its print publications are zoned into more than 950 separate editions and reach 11.2 million addresses each week in California and Florida. Shoppers also provide advertisers with PowerSites™ to help small- and medium-size businesses establish a web presence and improve lead generation, PowerClick™ SEM services, and mobile distribution of their ads and coupons. For consumers, PennySaverUSA.com™ and TheFlyer.com™ offer local online and mobile classifieds for garage sales, pets, used and new cars, real estate, as well as thousands of coupons and business listings. Visit us at http://www.PennySaverUSA.com, http://www.TheFlyer.com, and http://www.PowerSites.net.

Cautionary Note Regarding Forward-Looking Statements:

This press release and our related earnings press release and conference call contain (or will contain) “forward-looking statements” within the meaning of the federal securities laws. All such statements are qualified by this cautionary note, which is provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. Examples include statements regarding (1) our strategies and initiatives, (2) our financial outlook or preliminary estimates for revenues, earnings per share, operating income, expenses, capital resources, estimates for goodwill and intangibles impairment charges and other financial items, (3) expectations for our businesses and for the industries in which we operate, including the negative performance trends in our Shoppers business and the impact of economic conditions in the United States and other economies on the marketing expenditures and activities of our clients and prospects, (4) competitive factors, (5) acquisition, disposition of assets and development plans, (6) adjustments to our cost structure and other actions designed to respond to market conditions and improve our performance, and any anticipated cost and effect, (7) our stock repurchase program and (8) other statements regarding future events, conditions or outcomes. These forward-looking statements involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include, without limitation, (a) domestic, international and local economic and business conditions, including (i) market conditions in California and Florida that may continue to adversely impact local advertising expenditures in our Shoppers publications and (ii) the adverse impact of continuing economic uncertainty in the United States and elsewhere on the marketing expenditures and activities of our clients and prospects, (b) the demand for our services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client preferences, (c) the financial condition and marketing budgets of our clients, including client bankruptcies or other developments that may result in increased bad debt expense, (d) economic and other business factors that impact the industry verticals that we serve, including competition and consolidation of clients and prospective clients in these verticals, (e) our ability to manage and timely adjust our capacity and headcount, and to otherwise effectively service our clients, (f) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license or acquisition, (g) our ability to protect our data centers against security breaches and other interruptions, and to protect sensitive personal information of our clients and their customers, (h) increasing concern, regulation and legal action over consumer privacy issues, including legislation changing requirements for collection, processing and use of information, (i) the impact of other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws, (j) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules, (k) the number of equity securities that we may issue to employees, (l) the number of shares, if any, that we may repurchase in connection with our repurchase program, (m) unanticipated developments regarding litigation or other contingent liabilities, and (n) other factors discussed under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011. The forward-looking statements in this press release and our related earnings press release and conference call are made only as of the date hereof (or thereof) and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Note Regarding Use of Non-GAAP Financial Measures:

This press release includes the non-GAAP financial measure of diluted earnings per share, excluding the goodwill impairment charge described elsewhere in this release (“EPS with Impairment Exclusion”). This EPS with Impairment Exclusion is intended to provide additional information only and does not have any standard meaning prescribed by generally accepted accounting principles in the U.S. We believe EPS with Impairment Exclusion is useful to our management and investors, analysts and other external users of our financial statements in evaluating our operating performance from period to period by removing the impact of a goodwill impairment charge that management believes does not directly reflect our core operations. To reconcile diluted earnings per share to EPS with Impairment Exclusion, start with our estimated range for diluted loss per share of ($1.93) to ($1.50) and exclude the per share impact of the goodwill impairment discussed in this press release, estimated to be between $2.03 to $1.62, which results in estimated EPS with Impairment Exclusion of $0.10 to $0.12.

Our management recognizes that using EPS with Impairment Exclusion as a performance measure has inherent limitations as compared to diluted loss per share, as this non-GAAP financial measure excludes a goodwill impairment charge that may be meaningful to investors. Accordingly, EPS with Impairment Exclusion should not be considered in isolation and does not purport to be an alternative to diluted earnings per share as a measure of our operating performance.

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